                           PURCHASE AND SALE AGREEMENT

      AGREEMENT made as of the 30th day of September, 1996, between STERLING VISION, INC. (the "Seller") a New York corporation with offices at 1500 Hempstead Boulevard, East Meadow, New York 11554 and EYE SITE (ONTARIO) LTD. a corporation incorporated under the laws of the Province of Ontario, with offices at 419 King Street West, Oshawa, Ontario, Canada, L1J 2K5 (the "Purchaser").

                               W I T N E S S E T H

      WHEREAS, Seller, and/or its affiliate, is the occupant of four separate store premises, each of which is used for the operation of an IPCO OPTICAL CENTER, said premises being located as follows: (i) Lime Ridge Mall, 999 Upper Ridge, Hamilton, Ontario (the "Lime Ridge Center"); (ii) Centre Mall, 12-27 Barton Street, Hamilton, Ontario (the "Hamilton Center"); (iii) Bramalea City Center, 41 City Center, Brampton, Ontario (the "Bramalea Center"); and, (iv) Atrium Bay, 595 Bay Street, Toronto, Ontario (the "Bay Street Center"), each of said Centers is being occupied pursuant to the terms of Leases described on Schedule "A" annexed hereto; and

      WHEREAS, simultaneously with the consummation of the transactions provided for hereunder, Purchaser, together with its affiliate Eye-Site Inc., is entering into a Master Franchise Agreement (the "Master Franchise Agreement") with the Seller pursuant to which Purchaser and Eye-Site Inc. shall become the Master Franchisor and Sub-Franchisor of all Sterling Optical Centers presently located and/or hereinafter operated in the province of Ontario, Canada and shall have an exclusive license, subject to the terms and conditions set forth in said Master Franchise Agreement, to offer franchises for Sterling Optical Centers; and

      WHEREAS, in connection with the foregoing, Purchaser desires to operate each of such four (4) Centers (hereinafter referred to as the "Centers") as a Sterling Optical Center in accordance with the terms of the Master Franchise Agreement; and

      WHEREAS, Seller desires to sell and Purchaser desires to purchase substantially all of the assets of Seller which are located at and which are presently being used in connection with the operation of the CENTERS which are the subject of this Agreement, at each of the Premises, which assets shall include all of the leasehold improvements, equipment, furniture, fixtures, signs, display devices, patient records, accounts receivable, work-in-progress and other tangible and intangible assets of Seller presently located (and/or, on the Effective

Date, to be located) at the Premises, together with certain of the inventory located at each of the Centers which are the subject of this Agreement, all as more particularly described in Schedule "B" annexed hereto and by this reference made a part hereof (collectively, the "Assets").

      NOW THEREFORE, in consideration of the foregoing recitals and of the mutual terms, covenants, conditions and agreements herein contained it is hereby agreed as follows:


                  ARTICLE 1.  Sale of Assets

                  1.1. Effective as of September 30, 1996 (the "Effective Date"), Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, the Assets including all furniture, fixtures and equipment which furniture, fixtures and equipment shall be in their AS IS/WHERE IS condition, all of the Assets being free and clear of all liens and encumbrances, except:

            (i) the lien of Chemical Bank, which lien Seller shall be obligated to have removed of record within 30 days following the Closing;

            (ii) landlord liens or other interests or liens under the Leases for each of the Centers; and

            (iii) the lien to be retained by Seller, as more fully described herein.

Seller will indemnify and hold Purchaser harmless from any cost or liability which Purchaser incurs as a result of Seller's failure to remove the Chemical Bank lien or landlord's lien which is the result of any amounts due to the landlords for periods prior to the Closing.

                  1.2. Simultaneously with the Closing (as hereinafter defined), and as a condition thereof, Purchaser, together with Eye-Site Inc., shall execute the Master Franchise Agreement with Seller, and all such other instruments and/or documents as are described herein or in Seller's Offering Circular, dated June 15, 1996, a copy of which has been heretofore delivered to Purchaser (the "Offering Circular"), all of which are required by Seller as a condition to becoming a Sterling Optical Franchisee.

                  1.3 From and after the Effective Date, the Purchaser shall assume all obligations and liabilities arising and/or accruing from and after the Effective Date: (i) relative to its occupancy of each of the Centers; (ii) under the Subleases for each of the Premises; and (iii) under the terms of the leases or contracts described on Schedule annexed hereto. In addition, Purchaser, from and after the Closing, shall assume responsibility for the repair or replacement of any products previously provided to the existing customers of each Center pursuant to product guaranties and/or warranties issued by Seller in connection with its sale of merchandise from the Premises prior to Closing.

                  1.4 Within ninety (90) days following the Closing, or such reasonable additional periods as Purchaser may require to obtain permits from local authorities, and consent of the Landlords at each for each of the Premises, Seller shall, at its cost and expense, replace all IPCO Optical signage at each of the Centers, with Sterling Optical store front signage, in accordance with the standard requirements of Seller.


                  ARTICLE 2.  Consideration

                  2.1. The Purchase Price for all of the Assets (other than with respect to each of the Center's inventory and accounts receivable, which shall be computed by Seller and paid for by Purchaser in accordance with Section 2.2 below), shall be the sum of Five Hundred Thousand (US$500,000) Dollars, payable as follows:

                  (i) Fifty Thousand (US$50,000) Dollars, which has been previously paid to Hockert Pressman & Flohr as Escrow Agent, Purchaser hereby directs be released by said Escrow Agent to Seller at closing; and

                  (ii) The sum of Fifty Thousand (US$50,000) shall be paid by Purchaser executing and delivering to Seller, at Closing, a Promissory Note (the "$50,000 Note") providing for the repayment of said amount, together with interest thereon, computed at the rate of twelve (12%) percent per annum, which Note shall be paid, in two installments; the first installment of Twenty-Five Thousand (US$25,000) Dollars shall be paid ninety (90) days after the Closing and the remaining balance shall be paid one hundred eighty (180) days after the Closing; and

                  (iii) The sum of Four Hundred Thousand (US$400,000) Dollars by
                        Purchaser executing and delivering to Seller, at Closing, a Promissory Note (the "Purchase Note") providing for the repayment of said amount, together with interest thereon, computed at the rate of twelve (12%)
                        percent per annum, in eighty-four (84) equal, consecutive, monthly installments, each in the amount of SEVEN THOUSAND SIXTY-ONE and 10/100 (US$7,061.10) DOLLARS. Said payments shall commence on November 1, 1996 and continue on the first day of each and every month thereafter to and including October 1, 2003, when the then unpaid principal balance thereof, together with all interest accrued and unpaid thereon, shall be due and payable.

                  2.2 The above described Purchase Note, which shall be in the form annexed hereto as Exhibit "C" (the "Purchase Note"), shall provide that in the event that prior to full payment of the Purchase Note, Purchaser shall sell or otherwise transfer the Franchise for any of the Centers, together with all or substantially all of the assets pertaining thereto (in accordance with, and as permitted by, the terms of the Master Franchise Agreement), then Purchaser shall be obligated to pay to Seller, in reduction of the then outstanding balance of the Purchase Note the greater of either (i) that portion of the Purchase Note which the parties shall have, at Closing, allocated to the Center and which amount is set forth on Schedule "C" or (ii) 100% of the net sale price for the assets and Franchise for the Center, which, for purposes of this Agreement, shall be deemed to be the gross sales price less reasonable and necessary costs actually incurred by Purchaser which directly relate to the sale, such as brokerage fees, transfer fees and reasonable attorneys fees. The Purchase Note shall also provide that upon payment of said amount, Seller shall release its security interest in the assets at the Center which is being transferred.

                  2.3 (i) In addition to the amounts set forth in Section 2.1 above, Purchaser, shall also be required to pay to Seller, as part of the Purchase Price for the Assets, an amount equal to the value (as determined in accordance with the provisions of this Section 2.3) of all of the Seller's inventory located at each of the Centers on the Effective Date, which Purchaser elects to purchase pursuant to the provisions of this Section 2.3, which amount shall be payable pursuant to a Promissory Note as described in Section 2.3 (ii) below. Purchaser shall also be obligated to pay to Seller, as part of the Purchase Price, a sum equal to sixty (65%) percent of all of the Seller's accounts receivable, which are not more than 120 days old, pertaining to each of the Centers, and due and owing to Seller on the Closing Date; said amount shall be payable in three equal monthly installments commencing thirty days after the Closing and continuing on the sixtieth and ninetieth day after the Closing, pursuant to a promissory note to be executed at Closing (the "AR Note").

                        (ii) Purchaser and Seller shall jointly conduct an inventory at each Center. The purchase price for the inventory shall be equal to twenty-seven (27%) percent of the suggested retail price for each item. Purchaser shall be obligated to purchase inventory having a purchase price, in the aggregate, from the four (4) Centers of not less than US$150,000. In the event that the purchase price of all the inventory at the Centers exceeds US$150,000, Purchaser shall have the right to select the inventory which Purchaser desires to purchase, provided said inventory shall have an aggregate purchase price of at least US$150,000, and all other inventory, which Purchaser elects not to purchase, shall be boxed and removed by Seller within ten (10) days after the Closing Date. The Inventory which Purchaser retains shall be paid by Purchaser executing and delivering to Seller, at Closing, four (4) promissory notes (the "Inventory Notes"), one for the inventory at each Center providing for repayment of said amount, together with interest at 12% per annum, in thirty-six (36) consecutive, equal monthly installments commencing November 1, 1996 and continuing to and including October 1, 1999. If, at Closing, the purchase price of the inventory has not been determined, then at Closing, Purchaser will execute the aforesaid Inventory Notes in blank, which note will be held, in escrow, by Purchaser's attorney (the "Escrow Agent") pending the determination by Seller of the amount due thereunder, based upon the physical inventory conducted jointly by the parties and confirmed by both Seller and Purchaser. Upon the Escrow Agent's receipt of Seller's computation of the Purchase Price of said inventory, the Escrow Agent will notify Purchaser of the aggregate amount thereof due, and thereafter the Escrow Agent will be authorized to complete the Inventory Notes in accordance with the terms hereof and deliver the same to Seller. In the event that Purchaser shall dispute any of the amounts due, as computed by Seller, Purchaser shall be obligated, within ten (10) days after receipt of the computation to so advise Seller, or Purchaser will be bound by Seller's determination of the amount of the inventory. In the event that the purchase price for the inventory, and therefore the amount of the Inventory Notes, has not been conclusively determined at the date that payments are due to commence, or, in the event that for any reason, said amount shall be in dispute, then, until such time as the amount is conclusively determined, Purchaser shall be obligated to make estimated payments based upon an aggregate estimated amount of US$150,000, and monthly payments shall be in the aggregate amount of $4,982.15. Upon final determination of the cost of the inventory, to the extent the payments made by Purchaser shall exceed the amount due to Seller, or the amount due to Seller, Purchaser shall receive a credit for the amounts paid, against the next payments due under the Inventory Notes. In the event that the estimated payments have been insufficient, Purchaser shall pay such additional amounts within ten (10) days after notice. It is acknowledged and agreed that all amounts due on the Inventory Notes will be payable in US Dollars. Each

Inventory Note will provide that in the event of a sale or transfer of the assets relating to the Center to which said Inventory Note relates, Purchaser shall be obligated, prior to or simultaneously with said transfer, to pay the remaining unpaid balance due on said Inventory Note.

                        (iii) As security for Purchaser's repayment of the $ 50,000 Note, the Purchase Note, the Inventory Note, and the Master Franchise Note, described in Section 4.1 below, Purchaser shall execute and deliver to Seller a Security Agreement pursuant to which Seller will retain, until said amounts shall have been paid in full (or until a partial release shall be obtained by payment of the amounts described in Section 2.2), a security interest in all of Purchaser's furniture, fixtures, leasehold improvements, equipment, patient records, accounts receivable and inventory pertaining to each of the Centers.

                  2.4 The allocation of the Purchase Price shall be as set forth on Exhibit "F" annexed hereto, and both parties agree to use such allocation in their income tax returns. Purchaser and Seller agree to furnish each other and the Internal Revenue Service ("IRS") with such applicable information as may be required under ss.1060 of the Internal Revenue Code and to cooperate in the completion and timely filing of IRS Form 8594 (Asset Acquisition Statement).

                  2.5 All obligations under the $50,000 Note, the Purchase Note, the Inventory Note, the AR Note, and the Master Franchise Note (as defined in
Section 4.1 herein) shall be personally guaranteed by Muhammad Ali.


                  ARTICLE 3. Additional Payments; Adjustments

                  3.1 At Closing, and in addition to the amounts set forth in
Article 2, Purchaser, together with Eye-Site Inc., shall also be paying to Seller, pursuant to the terms of the Master Franchise Agreement, the sum of TWO

HUNDRED TWENTY THOUSAND (US$220,000) DOLLARS, representing the Master Franchise Fee. Of this amount, TWENTY THOUSAND ($20,000) DOLLARS shall be payable to Seller at Closing and the balance shall be paid pursuant to the terms of a Promissory Note, to be executed simultaneously with the closing, and containing the terms described in the Master Franchise Agreement (the "Master Franchise Note").

                  3.2 At Closing, to the extent possible, the parties shall make such adjustments as may be necessary for the payment of customary closing adjustments including, but not limited to, rent, utilities, insurance, and employee salaries; provided, however, that Purchaser shall have no obligation to hire any employees of Seller; Seller agrees to terminate all employees at the Centers as of the Closing Date and shall be responsible for all compensation due through said date. Purchaser shall have the right, but not the obligation, at Purchaser's cost and expense to hire any such employees from and after the Closing Date. The parties agree that, if practicable, any adjustments due for these amounts which may have been paid by Seller or be due from Seller shall be made through post-closing adjustments.

                  3.3 Seller shall be responsible and shall pay all such tax, severance, or other amounts, as it is required by law, to pay, as a transferor of its business.

                  ARTICLE 4. Subleases

                  4.1 Simultaneously with the Closing, and as a condition thereof, Purchaser shall execute four (4) Subleases with Seller or its designee; one for the Lime Ridge Center (the "Lime Ridge Sublease"); one for the Hamilton Center (the "Hamilton Sublease"); one for the Bramalea Center (the "Bramalea Sublease"); and one for the Bay Street Center (the "Bay Street Sublease"). (The Lime Ridge Sublease, the Hamilton Sublease, the Bramalea Sublease and the Bay Street Sublease are hereinafter collectively referred to as the "Subleases.")

                  4.4 Each of the Subleases shall provide that Purchaser shall have the right, at such time as all amounts under the $50,000 Note, the Purchase Note, the Inventory Note and the Master Franchise Note have been paid, and provided that neither Purchaser nor any of its subsidiaries or affiliates shall be in default under the Master Agreement, any of the Subleases or any other agreement with Seller or any of its subsidiaries or affiliates, to negotiate with the landlord for each of said Premises for consent to an assignment of the Lease from Seller, or such other Lessee of the Premises, as then may be appropriate, provided said assignment shall release Seller, and/or the then Lessee, as the case may be, from all further liability under each said lease. All costs and expenses relating to such assignments shall be borne by Purchaser. In the event that Purchaser shall obtain an assignment of any of said Leases, then for as long as any amounts are due and owing under the Purchase Note, the Inventory Note, the $50,000 Note or the Master Franchise Note simultaneously with the assignment and as security for Purchaser's obligations under said Notes, Purchaser shall deliver to Seller a collateral assignment of the Lease being assigned to Purchaser, or any subsequent lease pursuant to which Purchaser may occupy the Premises. The Collateral Assignment of Lease shall be in substantially the form annexed hereto as Exhibit "___" and shall, as a condition to the assignment of such Lease, require the consent of the Master Landlord of the Premises covered thereby. Upon full payment of each of the Notes, the Collateral Assignments shall be returned to Purchaser.

                  4.5 Purchaser acknowledges that each of the Subleases requires the consent of the landlords thereunder. Seller and Purchaser agree to use their best efforts to obtain the consent of the respective landlords to each of the Subleases, and Purchaser agrees to supply to Seller all such documentation and information, as may be requested by the landlord on said Premises or which is otherwise necessary in connection with the obtaining of any of the landlord consents. Purchaser and Seller agree to make all such reasonable modifications to the terms of the Subleases and hereunder as may be required by the Landlord thereunder in connection with said consents. If such consents are not obtained, or if an attempted sublease thereof would be ineffective, or result in a default under the Lease to the Premises, until such consent is obtained, Seller and Purchaser will cooperate to design a mutually agreeable alternative arrangement under which Purchaser would obtain the benefits and assume the obligations thereunder in accordance with this Agreement.

                  ARTICLE 5.  Representations by Seller and Purchaser

                  5.1. The Seller warrants and represents to the Purchaser that on the date hereof, and on the Effective Date, the following statements and information set forth under this Section 6.1 or in any Schedule or Exhibit referred to herein, are true and complete, not misleading and do not omit any material information:

                  (a) Seller is a duly organized, validly existing corporation and has full power and authority to enter into this Agreement, and the Master Franchise Agreement, and all other documents described or contemplated hereunder.

                  (b) Seller shall, on the Effective Date, have good and marketable title to all of the Assets being conveyed pursuant to this Agreement, which shall not be subject to any mortgage, lien or encumbrance, except as may otherwise be set forth herein, and except for any security interest in the lien upon the Assets:

                  (i) to be retained by the Seller pursuant to the Security Agreement being executed simultaneously herewith;

                  (ii) in favor of the present landlords of any of the Centers (pursuant to the Leases); and

                  (iii) presently held by Seller's lender(s), which security interest and lien will be discharged and removed by Seller within 30 days after the Effective Date.

                  (c) Except as set forth on Schedule 6.1 annexed hereto, and except for the Subleases, there is no service agreement or other contract or agreement in effect relating to any of the Centers, which Purchaser shall be obligated to assume.

                  (d) The Seller shall indemnify and hold Purchaser harmless from any costs, claims, or liabilities, including reasonable attorney's fees, arising out of any claim arising from the conduct of any of the Centers prior to the Effective Date.

                  (e) The Seller's execution and delivery of this Agreement and all other documents executed or to be executed by Seller in connection with the consummation of the transactions embodied herein do not require the consent of any third party, except for consent of the Landlords for the Subleases, and will not result in the breach of any other agreement to which Seller is a party, nor will it result in the breach of any terms or provisions of the Certificate of Incorporation or the By-Laws of the Seller, nor will it conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, injunction, decree, rule and/or regulation or ruling of any court or governmental authority.

                  (f) The Lime Ridge Lease, the Bramalea Lease, the Hamilton Lease, and the Bay Street Lease, copies of which have been heretofore delivered to Purchaser, each represent the entire agreement between the respective tenant and Master Landlord thereunder, and each is in full force and effect (subject to obtaining the necessary consents to the Subleases as described in Article 5 above), and except as set forth on Schedule "A", have not been modified or amended, and Seller has received no notice from any of the Master Landlords that any of said leases is in default, nor has it received notice of any default which has not been cured.

                  (g) The execution and delivery of this Agreement and all other documents executed and to be executed by Seller in connection with the consummation of the transactions embodied herein, have been duly and validly authorized, and all requisite corporate action has been taken to make each of them valid and binding upon the Seller in accordance with each of their respective terms (subject to obtaining the necessary consents to the Subleases as described in Article 5 above).

                  (h) The Seller is not subject to any pending or threatened bankruptcy or insolvency or similar proceeding, and Seller has not made, nor is it threatening to make, any assignment for the benefit of creditors, bulk sale of assets or is (or any of its property is) subject to any receiver, assignee, custodian, liquidator, conservator, committee, trustee or similar officer.

                  (i) The Seller has not been served in any, nor is it aware of any threatened or pending, litigation, relating to any of the Centers which would impair the ability of the Seller from performing its obligations under this Agreement and/or any of the other documents referred to herein.

                  (j) Seller has paid, or will promptly following the Closing pay, any and all taxes relating to the operation of each of the Centers, including all income, business and sales taxes, and has, or will promptly after the Closing, file all tax returns relating thereto due and owing through the Closing Date.

                  (k) From and after the date hereof, to the Closing Date, Seller shall be obligated to maintain the inventory at each of the Centers at its customary operating levels.

                  (l) Schedule D, annexed hereto, sets forth a true and correct statement of the aggregate sales of each of the Centers for the year ended December 31, 1995.

                  (m) On the date hereof and on the Effective Date, the statements and information set forth in this Section 6.1 or any Schedule or Exhibit referred to herein are true and complete, are not misleading and do not omit any material information.

                  5.2. The Purchaser represents and warrants to the Seller (which representations and warranties shall survive Closing) that on the date hereof and on the Effective Date the following statements and information set forth in this Section 6.2 or in any Schedule or Exhibit referred to herein, are true and complete, not misleading and do not omit any material information:

                  (a) The Purchaser is and on the Effective Date will be a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario.

                  (b) The execution and delivery of this Agreement and all other documents executed and to be executed in connection with the consummation of this transaction embodied herein, have been duly and validly authorized and all requisite corporate action has been taken to make each of them valid and binding upon the Purchaser in accordance with each of their terms.

                  (c) The Purchaser's execution and delivery of this Agreement and all other documents executed or to be executed by Purchaser in connection with the consummation of the transactions embodied herein do not require the consent of any third party and will not result in the breach of any other agreement to which Purchaser or any guarantor hereunder is a party, nor will it result in the breach of any terms or provisions of the Certificate of Incorporation or the By-Laws of the Purchaser, nor will it conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, injunction, decree, rule and/or regulation or ruling of any court or governmental authority.

                  (d) Eye-Site Inc. an affiliate of Purchaser, is the sole owner of each of the five centers described on Schedule E hereunder, which centers, simultaneously herewith are, pursuant to the terms of the Master Franchise Agreement, being converted to Sterling Optical Centers.

                  (e) The sole shareholder of Purchaser and Eye-Site Inc. is Mohammed Ali.

                  (f) At least ten (10) days prior to the date hereof, Purchaser has received and reviewed a copy of the Offering Circular and each of the Leases.

                  (g) Neither the Purchaser, Eye-Site Inc. nor any of their shareholders referred to herein are subject to any pending or threatened bankruptcy or insolvency or similar proceeding, and none of them has made, or is threatening to make, any assignment for the benefit of creditors, bulk sale of assets or is (or any of its or their property is) subject to any receiver, assignee, custodian, liquidator, conservator, committee, trustee or similar officer.

                  (h) Neither the Purchaser, Eye-Site, Inc., nor any of its shareholders referred to herein have been served in any litigation, nor are they aware of any threatened or pending litigation an adverse outcome of which would impair the ability of the Purchaser or any such guarantor from performing its or his obligations under this Agreement and/or any of the other documents referred to herein.

                  (i) On the date hereof and on the Effective Date, the statements and information set forth in this Section 6.2 or any Schedule or Exhibit referred to herein are true and complete, are not misleading and do not omit any material information.

                  ARTICLE 6. Waiver of Bulk Sales

                  6.1 Purchaser waives Seller's compliance with the provisions of all applicable laws relating to bulk transfers. Except as otherwise set forth herein, Seller shall be liable for and shall indemnify, defend and hold Purchaser harmless from any claims or demands of, or any liabilities to, any public agency or taxing authority, any creditor and any other person or entity asserting loss by reason of any matters that are within the scope of or related to any applicable "Bulk Sales Act". Seller agrees that within a reasonable time following the Closing, it shall be obligated to pay the amounts due to its creditors on account of the

Centers. Nothing in this Section shall estop or prevent either Purchaser or Seller from asserting as a bar or defense to any actions or proceeding brought under any such law that it is not applicable to the sale contemplated under this Agreement.

                  ARTICLE 7.  Closing Date

                  7.1. The Closing shall be held at the offices of Seller at 1500 Hempstead Turnpike, East Meadow, New York, at 10:00 o'clock in the forenoon on the 30th day of September, 1996, or at such other time and place as the parties shall mutually agree (the "Closing Date").

                  ARTICLE 8. Documents to be Delivered at Closing

                  8.1. The following documents shall be executed and delivered at the Closing:

                  (a) Purchaser shall execute each of the Notes described herein.

                  (b) Purchaser and Seller or its designee shall execute the Subleases.

                  (c) Purchaser and Eye-Site Inc. shall execute and deliver to Seller the Master Franchise Agreement and all related agreements required to be executed by Franchisees of Seller.

                  (d) Eye Site, Inc., and Mohammed Ali, the sole shareholder of Purchaser and Eye-Site Inc., shall execute and deliver to Seller, their Guaranty for all obligations under this Agreement, the $50,000 Note, the Purchase Note, the Inventory Notes, the AR Note, and the Master Franchise Note.

                  (e) Purchaser shall execute such Financing Statements, Security Agreements, Telephone Assignment Agreements and other documents as Seller shall reasonably request to enable Seller to perfect its security interest in the Assets and all other assets hereafter acquired by Purchaser for use in connection with the operation of any of the Centers.

                  (f) The Shareholder of Purchaser shall execute and deliver to Seller a Guaranty and Assumption Agreement in form annexed hereto as Exhibit " " pursuant to he agrees to be bound by the terms of the Master Franchise Agreement as applicable to the shareholders, officers and directors of the Purchaser, including, the obligation to take or refrain from taking certain actions and engage or refrain from engaging in certain activities, as described in the Master Franchise Agreement.

                  (g) Purchaser and Eye-Site Inc. shall execute and deliver to Seller a Debit Authorization Agreement, in form annexed hereto as Exhibit " " authorizing Seller to electronically debit Purchaser's bank account for the amounts due under the Notes and the Master Franchise Agreement.

                  (h) Purchaser and Eye-Site Inc. shall each deliver to Seller a certified copy of its Certificate of Incorporation, a good standing certificate/certificate of status, and certified resolutions authorizing the Purchaser to enter into the transaction.

                  (i) Purchaser and Eye-Site Inc. shall each cause its counsel to deliver to Seller an opinion of counsel to the effect that: (i) Purchaser is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the Province of Ontario; (ii) the execution and delivery of this Agreement and all other documents executed (and/or to be executed) in connection herewith by Purchaser have been duly and validly authorized and all requisite corporate action has been taken to make them valid and binding upon Purchaser, enforceable against Purchaser in accordance with each of their respective terms; and (iii) the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the Certificate of Incorporation or By-Laws of Purchaser.

                  (j) On or before the Closing Date, Seller will deliver to Purchaser a Bill of Sale conveying title to the Assets to the Purchaser.

                  (k) Seller shall deliver to Purchaser a certified copy of its Certificate of Incorporation, a good standing certificate, and certified resolutions authorizing the Seller to enter into the transaction.

                  (l) Seller shall cause its counsel to deliver to Purchaser an opinion of counsel to the effect that: (i) Seller is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the state of New York; (ii) the execution and delivery of this Agreement and all other documents executed (and/or to be executed) in connection herewith by Seller have been duly and validly authorized and all requisite corporate action has been taken to make them valid and binding upon Seller, enforceable against Seller in accordance with each of their respective terms; and (iii) the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of the Certificate of Incorporation or By-Laws of Seller.

                  (m) Seller shall deliver to Purchaser assignments of each of the telephone numbers at the Centers.

                  (n) Seller shall deliver to Purchaser the appropriate election under Section 167 of the Exercise Tax Act (Canada) and a certificate required under Section 6 of the Retail Sales Tax Act.

                  (o) Each of the parties shall deliver to the other, a Certificate, executed by an officer of the Corporation confirming that as of the

Closing Date, all representations are true and correct.

                  (p) Seller shall use its reasonable diligent efforts to cause the landlords at each of the Centers to deliver to Purchaser, an acknowledgment that the lease is in full force and effect and there is no outstanding default thereunder.

                  ARTICLE 9. Binding Effect

                  9.1. Except as otherwise provided herein or in the Master Franchise Agreement with respect to the Purchaser's limitations on assignments, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their successors and assigns, personal representatives and other distributees.

                  ARTICLE 10. Notices

                  10.1. Any notice, request, instruction or other document given hereunder by any party hereto shall be in writing and delivered personally, by courier service which obtains a signed receipt upon delivery, or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Seller to:              Sterling Vision, Inc.
                              1500 Hempstead Turnpike
                              East Meadow, New York  11554
                              Attn:  President
                              Fax No.: 516-887-2210

with copies to be
sent to:                      Sterling Vision, Inc.

                              1500 Hempstead Turnpike
                              East Meadow, New York  11554
                              Attn:  General Counsel
                              Fax No.: 516-887-2210

                              Hockert Pressman & Flohr
                              880 Third Avenue
                              New York, NY  10022
                              Attn:  Arlene Flohr, Esq.
                              Fax No.: 212-688-0066


If to Purchaser to:
                              Eye Site (Ontario) Ltd.
                              419 King Street West
                              Oshawa, Ontario
                              Canada L1J 2K5
                              Fax No.: 905-571-2600



with copies to be sent to:
                                    Harold Van Winssen, Esq.
                                    Templeman, Menningra, Kort
                                      Sullivan & Fairbrother
                                    205 Dundas Street
                                    Suite 200
                                    Belleville Ontario
                                    Canada K8N 582
                                    Fax No.: 613-966-2866

                  10.2 Either party may specify a different address for the sending of communications and notices, by a notice sent in the manner provided above.

                  10.3 Notices personally delivery or delivered by courier service shall be deemed given when received; and notices sent by certified or registered mail shall be deemed given three (3) days after the same are deposited in the United States or Canadian mail.

                  ARTICLE 11. Indemnification

                  11.1 Purchaser agrees to indemnify in respect of, and hold Seller harmless against, any and all damages, claims and losses, together with reasonable attorneys' fees (collectively called "Damages") based upon, resulting from, or otherwise in respect of: (i) Purchaser's conduct of the operation of any of the Centers from and after the Closing Date, (ii) Purchaser's performance of all of the terms of this Agreement, the Master Franchise Agreement, the Subleases, the Notes, the Security Agreement, the Guaranties and/or any other document or agreement with (including the obligation to pay any sum of money to) the Seller, or any of its subsidiaries, affiliates and/or related companies (hereinafter collectively called the "Agreements") and (iii) any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement on the part of Purchaser to be performed pursuant to the Agreements.

                  11.2 Seller agrees to indemnify in respect of, and hold Purchaser harmless against, any and all damages, claims and losses, together with reasonable attorneys' fees (collectively called "Damages") based upon, resulting from, or otherwise in respect of: (i) the operation of any of the Centers prior to the Effective Date, (ii) Seller's performance of all of the terms of this Agreement and the Master Franchise Agreement and/or any other document or agreement with the Purchaser, or any of its subsidiaries, affiliates and/or related companies (hereinafter collectively called the "Agreements") and
(iii) any misrepresentation, breach of warranty or nonfulfillment or failure to perform any covenant or agreement on the part of Seller to be performed pursuant to the Agreements.


                  ARTICLE 12. Broker

                  12.1 The parties hereto represent and warrant to the other that all negotiations relating to this Agreement have been carried on by them directly, without the intervention of any person, firm or corporation, and each of the parties indemnifies and holds harmless the other against and in respect of any claim for a brokerage or other commission relating to this Agreement or the transactions contemplated hereunder. The representations contained in this
Article 12 shall survive the Closing.

                  ARTICLE 13. Nature and Survival of Representations

                  13.1 Except for representations and warranties which are specifically stated herein to survive the Closing, no representation, warranty or agreement made by Seller hereunder shall be deemed to survive the Closing, and no representation, other as expressly stated in this Agreement, shall be binding upon Seller. All representations, warranties and agreements of Purchaser made hereunder shall survive the Closing.

                  ARTICLE 14. Arbitration

                  14.1 This Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario. The parties hereto consent and agree that all controversies, disputes or claims arising between the Seller and Purchaser in connection with, arising from, or with respect to: (1) this Agreement; (2) the relationship of the parties created hereunder; or (3) the validity of this Agreement, the Master Franchise Agreement or any other agreement between the parties, or any provision thereof (except as otherwise set forth below) which shall not be resolved within fifteen (15) days after either party shall notify the other in writing of such controversy, dispute or claim, shall be submitted for arbitration, pursuant to the Arbitrations Act S.O. 1991, ch.17 in Ontario, Canada on demand of either party. Such arbitration proceedings shall be conducted by a panel of three (3) arbitrators located in Ontario, Canada. Each of the parties shall have thirty (30) days from receipt of the election to proceed to arbitration to designate one arbitrator; the two arbitrators shall thereafter have fifteen (15) days to designate a third arbitrator. In the event that any of the arbitrators shall fail to be appointed in accordance with the foregoing provisions, either party may apply to the Ontario Court (General Division) to appoint the remaining arbitrator or arbitrators, as the case may be. The arbitration shall commence thirty (30) days after appointment of all of the arbitrators. The arbitrators shall have the right to award or include in their award any relief which they deem proper under the circumstances, including without limitation, money damages (with interest on unpaid amounts from date due), specific performance and injunctive relief. The award and decision of the arbitrators shall be conclusive and binding upon all parties hereto, with no appeal, and judgment upon the award may be entered in any court of competent jurisdiction. The parties acknowledge and agree that any arbitration award may be enforced against either or both of them in any such court of competent jurisdiction and each waives any right to contest the validity or enforceability of such award. The parties further agree to be bound by the provisions of any statute of limitations which would otherwise be applicable to the controversy, dispute or claim which is the subject of any arbitration proceeding initiated hereunder.

                  14.2 Nothing herein shall prevent Seller or any of its affiliates from seeking action in any court of competent jurisdiction in the event of a violation or default under any Sublease with Purchaser relating to any of the Premises subleased by Seller or its affiliates.

                  14.3 Nothing herein contained shall bar Seller's or Purchaser's right to obtain preliminary injunctive relief against conduct or threatened conduct, that will cause it loss or damages, under customary equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions. Purchaser agrees that Seller may have such injunctive relief, without bond, but upon due notice, in addition to such further and other relief as may be available at equity or law, and the sole remedy of Purchaser, in the event of the entry of such injunction, shall be the dissolution of such injunction, if warranted, upon hearing duly had, all claims for damages by reason of the wrongful issuance of any such injunction being expressly waived hereby.

                  ARTICLE 15. Miscellaneous

                  15.1. The captions as used in this Agreement are inserted as a matter of convenience and for reference, and in no way define, limit or describe the scope of this Agreement nor the intent of any provision thereof.

                  15.2. The parties hereto agree to execute such other documents and take such other steps as may from time to time be required to consummate the transactions contemplated hereby and to vest in Purchaser good and unencumbered title to the assets which are the subject matter of this Agreement. The Purchaser further agrees that within ten (10) days following a written request by Seller or its attorney, Purchaser will re-execute any documents signed in connection with this Agreement which was incorrectly drafted or signed, execute any document or instrument that inadvertently was not signed and cooperate in the adjustment or correction of clerical errors. Failure of Purchaser to comply with its obligations under this provision shall be deemed to be a default of this Agreement and the date. It is agreed that this provision is intended merely to allow for correction of inadvertent or ministerial errors and is not intended to change the essence of the transaction.

                  15.3 In the event that one or more provisions of this Agreement shall at any time be found to be invalid or otherwise rendered unenforceable, such provision or provisions shall be severable from this Agreement so that the validity or enforceability of the remaining provisions shall be not affected thereby.


                  15.4. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.

                  15.5. No waiver of any of the provisions of this Agreement by any party shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

                  15.6. This Agreement may not be assigned by Purchaser except as may otherwise be expressly permitted under the terms of the Master Franchise Agreement.

                  15.7. Wherever in this Agreement, the singular and the plural shall be interchangeable.

                  15.8. This Agreement represents the entire understanding of the parties with respect to the subject matter hereto, and no modification or amendment shall be binding unless in writing and signed by each of the parties hereto. Purchaser has entered into this Agreement without relying upon any promise, statement, remedies, representation warranties, conditions or other inducements, expressed or implied, oral or written, not set forth herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth adjacent to their respective signatures.



                                          SELLER:
                                          STERLING VISION, INC.


                                          BY:___________________________



                                          PURCHASER:
                                          EYE SITE ONTARIO, LTD.


                                          BY:___________________________

                                   Schedule A

                                     Leases

1. The Lime Ridge Center is occupied pursuant to the terms of that certain lease dated March 1, 1984 by and between the Cadillac Fairview Corporation, Limited, as Landlord, and Sterling Optical Corp. (formerly known as IPCO Corporation), as Tenant, which lease was assigned to Seller pursuant to an Assignment of Lease dated June 19, 1992 between Sterling Optical Corp. as Assignor, Seller as Assignee and the Cadillac Fairview Corporation, Limited as Landlord (hereinafter referred to as the "Lime Ridge Lease").

2. The Hamilton Center is occupied pursuant to the terms of that certain lease dated October 12, 1983 by and between the Cadillac Fairview Corporation, Limited, as Landlord, and Sterling Optical Corp. (formerly known as IPCO Corporation), as Tenant, which lease was assigned to Seller pursuant to an Assignment of Lease dated June 19, 1992 between Sterling Optical Corp. as Assignor, Seller as Assignee and the Cadillac Fairview Corporation, Limited as Landlord (hereinafter referred to as the "Hamilton Lease").

3. The Bramalea Center is occupied pursuant to the terms of that certain lease dated the 13th day of July, 1992 by and between Bramalea Limited, as Landlord and Sterling Vision of Bramalea, Inc., as Tenant (the "Bramalea Lease").

4. The Bay Street Center is occupied pursuant to the terms of that certain lease dated July 1, 1984 by and between CIBC Development Corporation, as Landlord and Sterling Vision of Bay Street Inc., as Tenant (the "Bay Street Lease")

      The Lime Ridge Lease, the Hamilton Lease, the Bramalea Lease and the Bay Street Lease are hereinafter collectively referred to as the "Leases"

                                   SCHEDULE C

                          ALLOCATION OF PURCHASE PRICE


BAY STREET CENTER                                                  $124,312.00
BRAMALEA CENTER                                                     102,765.00
HAMILTON CENTER                                                      67,183.00
LIME RIDGE CENTER                                                  $205,739.00
                                                                   -----------

                                   SCHEDULE D

                       SCHEDULE OF SALES - 1/1/95-12/31/95


BAY STREET CENTER                                                $  571,962.00

BRAMALEA CENTER                                                     472,824.00
HAMILTON CENTER                                                     309,112.00
LIME RIDGE CENTER                                                   946,608.00
                                                                 -------------
TOTAL                                                            $2,300,506.00